UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 15, 2019

McKesson Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-13252	94-3207296
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Post Street, San Francisco, California		94104
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 983-8300

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 15, 2019, McKesson Corporation (the “Company”) and John H. Hammergren, Chief Executive Officer and Chairman of the board of directors of the Company, entered into a Senior Advisor Agreement that will go into effect April 1, 2019. The agreement is terminable by either party at any time with six months’ notice provided, however, that the agreement will terminate no later than the date the Company no longer has the right to appoint any directors to the board of Change Healthcare, LLC. The agreement provides for a monthly consulting fee of $75,000. Mr. Hammergren will not be entitled to any additional compensation or benefits as a result of this agreement, other than those payments or benefits to which he was already entitled under his employment agreement in connection with his retirement. The foregoing description of Mr. Hammergren’s Senior Advisor Agreement is qualified in its entirety by reference to the text of the Senior Advisor Agreement, filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Senior Advisor Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 19, 2019

McKesson Corporation

By:	/s/ Lori A. Schechter
Lori A. Schechter
Executive Vice President, General Counsel and Chief Compliance Officer